                                                                    Exhibit a(2)

                        NUVEEN FLAGSHIP MUNICIPAL TRUST

              AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION
                  OF SERIES OF SHARES OF BENEFICIAL INTEREST


     WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated July 1, 1996 (the "Declaration"), of Nuveen Flagship Municipal Trust, a Massachusetts business trust (the "Trust"), the Trustees of the Trust, on October 9, 1996 established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of an instrument establishing and designating such series and setting forth the special and relative rights of such series (the "Instrument");

     WHEREAS, the Trustees of the Trust now desire to amend and restate such Instrument in order to establish and designate an additional series of Shares:
Nuveen High Yield Municipal Bond Fund;

     NOW, THEREFORE, the Trustees of the Trust, this 1st day of February 1999, hereby amend and restate the Instrument to add to the five existing series a new series, Nuveen High Yield Municipal Bond Fund, as follows:

     1.   The following six series (each a Fund) are established and designated:

            Nuveen Municipal Bond Fund
            Nuveen Insured Municipal Bond Fund
            Nuveen Flagship All-American Municipal Bond Fund
            Nuveen Flagship Limited Term Municipal Bond Fund
            Nuveen Flagship Intermediate Municipal Bond Fund
            Nuveen High Yield Municipal Bond Fund

     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

     3. Shareholders of each Fund shall vote either separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

     4. The assets and liabilities of the Trust shall be allocated among each Fund and any other series of Shares that may be established from time to time as set forth in Article IV, Section 5 of the Declaration.

     5. The designation of each Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

     6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of each Fund designated hereby without any action or consent of the Shareholders.

     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 1st day of February, 1999.


/s/ Robert P. Bremner,                     /s/ Peter R. Sawers,
--------------------------------           -----------------------------------
Robert P. Bremner,                         Peter R. Sawers,
  as Trustee                                 as Trustee
333 West Wacker Drive                      333 West Wacker Drive
Chicago, Illinois 60606                    Chicago, Illinois 60606


/s/ Lawrence H. Brown,                     /s/ William J. Schneider,
--------------------------------           -----------------------------------
Lawrence H. Brown,                         William J. Schneider,
  as Trustee                                 as Trustee
333 West Wacker Drive                      333 West Wacker Drive
Chicago, Illinois 60606                    Chicago, Illinois 60606


/s/ Anthony T. Dean,                       /s/ Timothy R. Schwertfeger,
--------------------------------           -----------------------------------
Anthony T. Dean,                           Timothy R. Schwertfeger,
  as Trustee                                 as Trustee
333 West Wacker Drive                      333 West Wacker Drive
Chicago, Illinois 60606                    Chicago, Illinois 60606


/s/ Anne E. Impellizzeri                   /s/ Judith M. Stockdale,
--------------------------------           -----------------------------------
Anne E. Impellizzeri                       Judith M. Stockdale,
  as Trustee                                 as Trustee
333 West Wacker Drive                      333 West Wacker Drive
Chicago, Illinois 60606                    Chicago, Illinois 60606

STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )

     Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing Amended and Restated Designation of Series and who acknowledged the same to be their free act and deed, before me this 1st day of February, 1999.


                                       /S/  Karen L. Healy
                                       --------------------------------
                                       Notary Public
                                       My Commission Expires:  12/30/99
                                                              ---------